UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 22, 2006, PETCO Animal Supplies, Inc. announced that its wholly owned subsidiary, PETCO Animal Supplies Stores, Inc., commenced a cash tender offer to purchase any and all of its outstanding $89,267,000 aggregate principal amount 10.75% Senior Subordinated Notes due 2011 (the “Notes”). In connection with the tender offer, the subsidiary is soliciting consents for certain amendments to the indenture pursuant to which the Notes were issued. The tender offer is scheduled to expire at 9:00 a.m., New York City time, on October 23, 2006, unless otherwise extended or earlier terminated. The tender offer and consent solicitation are subject to the satisfaction of certain conditions as more fully described in the tender offer materials.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by PETCO Animal Supplies, Inc. on September 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by PETCO Animal Supplies, Inc. on September 22, 2006.